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                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of June 14, 1999, by and between DIAMOND MULTIMEDIA SYSTEMS, INC., a Delaware corporation (the "Borrower"), and S3 INCORPORATED, a Delaware corporation (the "Lender"),

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender are parties to a Credit Agreement, dated as of June 11, 1999 (the "Credit Agreement") pursuant to which the Lender has extended certain credit facilities to the Borrower; and

     WHEREAS, the parties desire to amend the Credit Agreement to revise certain conditions to the funding of the second Loan and the third Loan as set forth in Sections 3.3 and 3.4 of the Credit Agreement and to make other changes as more specifically provided for herein:

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Defined Terms. Unless otherwise specifically defined herein, each
         -------------
term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

     2.  Amendments.
         ----------

     (a) Section 3.3(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

         "(a) Warrant. The Borrower shall have issued a common stock purchase warrant on terms satisfactory to the Lender. Nothing in this Agreement, however, shall be deemed to imply an obligation for the Lender or the Borrower to negotiate the terms of such warrant or for the Borrower or Lender to agree as to the terms of such warrant."

     (b) New Sections 3.4(g), (h) and (i) shall be added after Section 3.4(f) of the Credit Agreement as follows:

         "(g) Merger Agreement and Warrant. The Borrower shall have issued a common stock purchase warrant on terms agreed between the Borrower and the Lender and entered into an agreement ("Merger Agreement") with the Lender pursuant to which the Borrower will merge into, combine its business and assets with or transfer substantially

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     all of its business and assets to the Lender. Nothing in this
     Agreement, however, shall be deemed to imply an obligation for the Lender or the Borrower to negotiate the terms of such warrant or for the Borrower or Lender to agree as to the terms of such warrant or to enter into any agreement pursuant to which the Borrower will merge into, combine its business and assets with or transfer substantially all of its business and assets to the Lender.

          (h) Assignment or License of Trademark. The Borrower shall have entered into an assignment or license agreement pursuant to which the Borrower shall assign or license its rights in a trademark on terms to be agreed upon between the Borrower and the Lender. Nothing in this Agreement, however, shall be deemed to imply an obligation for the Lender or the Borrower to negotiate the terms of such agreement or for the Borrower or Lender to agree as to the terms of such agreement.

          (i) Negotiation of a Supply Agreement. The Borrower shall have entered into a supply agreement with the Lender upon terms to be agreed upon between the Borrower and the Lender. Nothing in this Agreement, however, shall be deemed to imply an obligation for the Lender or the Borrower to negotiate the terms of such agreement or for the Borrower or Lender to agree as to the terms of such agreement."

     (c) The reference to "Tuesday, June 15, 1999" in Line 2 of Section 6.11 of the Credit Agreement shall be changed to "Tuesday, June 22."

     3.  Governing Law. This First Amendment shall be governed by and
         -------------
construed in accordance with the laws of the State of California (without regard to principles of conflicts of law).

     4.  Counterparts; Effectiveness; Entire Agreement. This First Amendment
         ---------------------------------------------
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This First Amendment shall be effective on the date when the Lender shall have received a duly executed counterpart hereof signed by Borrower. This First Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This First Amendment supersedes all prior drafts and communications with respect thereto. This First Amendment may not be amended except in accordance with the provisions of Section 8.3 of the Credit Agreement.

     5.  Ratification of Credit Agreement. Except as amended hereby, all of
         --------------------------------
the provisions set forth in the Credit Agreement remain in full force and effect. As of the effective date of this First Amendment, any reference in the Credit Agreement to "this Agreement" shall mean the Credit Agreement as amended by this First Amendment.

     6.  Severability. If any provision of this First Amendment shall be held
         ------------
to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.  Headings. The headings hereof are for convenience only and are not
         --------
intended to affect the meaning or interpretation of this First Amendment.

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     8.  Benefit of Agreement. This First Amendment shall inure to the
         --------------------
benefit of, and be enforceable by the Lender, the Borrower, and their respective successors and assigns provided that the condition in Section 8.1 of the Credit Agreement is satisfied.

     9.  Further Assurances. The Borrower agrees, upon the reasonable request
         ------------------
of the Lender, to execute any additional documents and to take any further action, that may be deemed necessary or advisable by the Lender to effectuate the purpose of this First Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.

                             DIAMOND MULTIMEDIA SYSTEMS, INC.



                             By       /s/ William J. Schroeder
                                 --------------------------------------
                                         William J. Schroeder
                                   President and Chief Executive Officer



                             S3 INCORPORATED



                             By          /s/ Walter D. Amaral
                                 ------------------------------------
                                           Walter D. Amaral
                                     Senior Vice President, Finance
                                         Chief Financial Officer

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